                                                                     EXHIBIT 4.2

                              SECURITIES AGREEMENT
                              --------------------

                  THIS AGREEMENT is made as of the 31st day of March, 1998 by and between RPM, INC., an Ohio corporation ("RPM") and JOHN E. VETTERLI, the shareholder ("Shareholder") of Flecto International Supply, Inc., a Nevada corporation ("Flecto Supply").

                                   WITNESSETH:

                  WHEREAS, RPM and Shareholder have entered into an Agreement and Plan of Reorganization of even date herewith ("Reorganization Agreement") pursuant to which Shareholder is receiving RPM Common Shares, without par value ("RPM Shares"), in exchange for his shares of Common Stock, no par value, of Flecto Supply (the "Reorganization"); and

                  WHEREAS, RPM and Shareholder have agreed that the issuance of the RPM Shares in the Reorganization shall be pursuant to the "private offering" exemption from registration with the Securities and Exchange Commission ("SEC") provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 promulgated pursuant to the Act; and

                  WHEREAS, RPM and Shareholder have agreed further that RPM shall, subject to the terms and conditions herein set forth, register all of the RPM shares received by Shareholder (the "Registrable RPM Shares") with the SEC; and

                  WHEREAS, Shareholder also desires that the Reorganization be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Reorganization Agreement, RPM and Shareholder hereby agree as follows:

1.       EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) AND RULE 506.

                  In connection with Shareholder's investment in the Registrable RPM Shares, Shareholder hereby represents, warrants, covenants and agrees as follows:

                  1.1 ACCREDITED INVESTOR. Shareholder is an "Accredited Investor" as defined in Rule 501 promulgated pursuant to the Act.

                  1.2 INFORMATION RECEIVED. Shareholder has received a copy of
(i) RPM's Annual Report to Shareholders for the fiscal year ended May 31, 1997,
(ii) Proxy Statement for the October 17, 1997 annual meeting of RPM shareholders, (iii) Annual Report on Form 10-K for the fiscal year ended May 31, 1997, (iv) Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30, 1997, (v) a brief description of the RPM Shares being offered, and any material changes in RPM's affairs that are not disclosed in the documents furnished pursuant to this Section 1.2, which description, if any, is included in the copy of the letter attached hereto as Exhibit A. Shareholder has made a written request to RPM that they make available to him any exhibits to any of the documents listed in clauses (i) - (v) above. Shareholder has had at a reasonable time prior to the date of this Agreement the opportunity to ask questions of and receive answers from RPM concerning the terms and conditions of the Reorganization, the Registrable RPM Shares and the business of RPM and to obtain any additional information which RPM possesses or can acquire without unreasonable effort or expense that Shareholder has deemed necessary or desirable to verify the accuracy of the information furnished pursuant to this
Section 1.2.

                  1.3 LIMITATIONS ON RESALE. Shareholder is aware that the Registrable RPM Shares have not been registered under the Act and that he must hold such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Shareholder is also aware that any sales of the Registrable RPM Shares pursuant to SEC Rule 144 may be made only after the applicable holding period and subject to the limitations on volume and manner of sale set forth therein and only if RPM satisfies the requirements therefor. Shareholder is acquiring the Registrable RPM Shares for his own account, for investment and not with a view to the distribution thereof and will not sell, transfer or otherwise dispose of such Registrable RPM Shares unless a registration statement filed with the SEC pursuant to the Act with respect thereto is in effect or RPM shall have received an opinion of counsel reasonably satisfactory to it to the effect that such registration is not required. Shareholder acknowledges and agrees that the certificates representing the Registrable RPM Shares to be received by him shall bear a legend in the form set forth on Exhibit B hereto stating the substance of such restrictions, and that RPM may issue stop transfer instructions to the transfer agent of RPM Shares to preclude any transfer in violation of such restrictions. Shareholder further acknowledges that prior to execution and delivery of this Agreement he received a written disclosure of the foregoing limitations on resale of the Registrable RPM Shares and of the fact that the certificates representing such shares will bear the above-referenced legend and that the above-referenced stop transfer instructions will be issued as necessary. RPM agrees to cause the restrictive legend referred to above to be removed from RPM Share Certificates when Shareholder so qualifies under Rule 144(k).

                  1.4 INVESTMENT DECISION. Based upon the information delivered to Shareholder pursuant to this Section 1, a thorough review of this Agreement, the Reorganization Agreement, and the other agreements and documents delivered in connection therewith (including the Exhibits and Disclosure Schedules thereto), Shareholder understands the terms and conditions of the Reorganization and of the Registrable RPM Shares to the extent necessary to make the investment decision required by this Agreement and the Reorganization Agreement.

2.       REGISTRATION RIGHTS.

                  2.1 REGISTRATION RIGHTS. RPM shall, within thirty (30) days after the date hereof (i) prepare and file with the SEC a registration statement under the Act intended to permit the offering of the Registrable RPM Shares continuously from time to time (the "Shelf Registration Statement") with respect to such Registrable RPM Shares and use its best efforts to cause such registration statement to become and remain effective for a period of twenty-four (24) months; provided, however, RPM shall in no event be obligated either to file more than one (1) such registration statement in any given six
(6)-month period or to cause any such registration to remain effective for more than twenty-four (24) months (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, (iii) furnish to Shareholder such numbers of copies of a Prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable RPM Shares owned by him, and (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that RPM shall not be required in connection therewith or as a condition thereto to qualify to do business where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions. RPM shall be obligated to effect only one (1)

Shelf Registration Statement pursuant to this Section 2.1.

                  2.2 SHAREHOLDER'S OBLIGATION TO FURNISH INFORMATION. It shall be a condition precedent to the obligations of RPM to take any action pursuant to Section 2 hereof that Shareholder shall furnish to RPM such information regarding himself, the Registrable RPM Shares held by him, and the intended method of disposition of such securities as RPM shall reasonably request and as shall be required in connection with the action to be taken by RPM.

                  2.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Section 2.1 (excluding fees and disbursements of Shareholder's counsel, if any, and underwriters' discounts and commissions and brokerage or dealer commissions), including without limitation all registration, qualification and filing fees, printers' and accounting fees, and fees and disbursements of counsel for RPM, shall be borne by RPM.

                  2.4 DELAY OF REGISTRATION. Shareholder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration statement under this Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.5 INDEMNIFICATION. In the event any Registrable RPM Shares are included in a registration statement under this Section 2:

                      2.5.1 INDEMNIFICATION OF SHAREHOLDER. To the extent permitted by law, RPM will indemnify and hold harmless Shareholder, and each person, if any, who controls Shareholder within the meaning of the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by RPM of any rule or regulation promulgated under the Act applicable to RPM and relating to action or inaction required by RPM in connection with any such registration; and will reimburse Shareholder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of RPM (which consent shall not be unreasonably withheld) nor shall RPM be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, any Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Shareholder or controlling person. It is expressly understood among the parties to this Securities Agreement that in no event shall RPM be obligated to agree to indemnify or indemnify, in any respect, any underwriter, broker, dealer or other entity or person effecting the sale, purchasing or otherwise distributing any of the Registrable RPM Shares.

                      2.5.2 INDEMNIFICATION OF RPM. To the extent permitted by law, Shareholder will indemnify and hold harmless RPM, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls RPM within the meaning of the Act or the Exchange Act, and each agent for RPM (within the meaning of the Act) against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities to which RPM or any such director, officer, controlling person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, any Prospectus, or amendments or supplements thereof, in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration; and Shareholder will reimburse any legal or other expenses reasonably incurred by RPM or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2.5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder (which consent shall not be unreasonably withheld).

                      2.5.3 NOTIFICATION OF AND PARTICIPATION IN CLAIMS. Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his, her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2, but the omission so to notify the indemnifying party will not relieve him, her or it of any liability that he, she or it may have to any indemnified party otherwise than under this Section.

                  2.6 REPORTS UNDER EXCHANGE ACT. With a view to making available to Shareholder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Shareholder to sell securities of RPM to the public without registration, RPM agrees to use its best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act, and (iii) furnish to Shareholder so long as Shareholder owns any of the Registrable RPM Shares forthwith upon request a written statement by RPM that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of RPM, and such other reports and documents so filed by RPM as may be reasonably requested in availing Shareholder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  2.7 TRANSFER OF REGISTRATION RIGHTS. The registration rights of Shareholder under this Section 2 may not be transferred to any third party, however, they will inure to the benefit of Shareholder's heirs and personal representatives.

3.       CONTINUITY OF INTEREST; CONTINUITY OF BUSINESS ENTERPRISE.

                  After having discussed with each other their intentions regarding the sale of the Registrable RPM Shares, Shareholder represents and warrants to RPM that he has no present intention to sell such number of the Registrable RPM Shares received by him in the Reorganization as would result in his retaining, in the aggregate, such number of Registrable RPM Shares as would have a value as of the time of the Reorganization of less than 50% of the value of all of the issued and outstanding shares of Flecto Supply immediately prior to the Reorganization. RPM represents and warrants to Shareholder that it has no present plan or intention to discontinue the business of Flecto Supply or to cause Flecto Supply to sell or distribute such of its assets or properties as would result in a failure of Flecto Supply to hold substantially all of its assets or properties immediately following the Reorganization.

4.       NOTICE OF SALE OF RPM SHARES.

                  For a period of one (1) year from the date hereof, in the event a bona fide offer to purchase is made to or solicited by or on behalf of Shareholder relative to the private sale in one or a series of related transaction(s) of all or substantially all of his Registrable RPM Shares (hereinafter "Offer to Purchase"), Shareholder shall notify RPM in writing of the price per share and other terms of the Offer to Purchase and the identity of the prospective purchaser or group of purchasers within five (5) days of Shareholder's receipt of the Offer to Purchase.

5.       MISCELLANEOUS.

                  5.1 NOTICES AND COMMUNICATIONS. Unless otherwise provided herein, any notice or other communication under this Agreement shall be deemed to have been duly given or made on the earlier of (i) the date of receipt or
(ii) the date when the same shall have been posted by certified or registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other parties, as follows:

                  If intended for RPM:

                           RPM, Inc.
                           P. O. Box 777
                           2628 Pearl Road
                           Medina, Ohio 44258
                           Attention:  Thomas C. Sullivan

                  with a copy to:

                           Calfee, Halter & Griswold LLP
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention:  William A. Papenbrock, Esq.

                  If intended for Shareholder:

                           John E. Vetterli
                           1170 Sacramento Street
                           San Francisco, CA  94108

                  with a copy to:

                           Robert Foley, Esq.
                           4018 Tilden Lane
                           Lafayette, CA  94549

                  5.2 GOVERNING LAW. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of Ohio.

                  5.3 PRONOUNS. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

                  5.4 AMENDMENTS; SUCCESSORS. This Agreement may be amended only by an agreement signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  5.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be effective upon execution and delivery of either manually signed or facsimile signed signature pages.

                  5.6 ENTIRE AGREEMENT. This Agreement, except insofar as it refers to the Reorganization Agreement or any of the other agreements or documents referred to therein, contains the entire agreement and understanding of the parties with respect to the subject matter hereof. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above mentioned.

                                    RPM, INC.

/s/ John E. Vetterli                By /s/ Frank C. Sullivan
-----------------------------         -----------------------------------
JOHN E. VETTERLI                      FRANK C. SULLIVAN
                                      Its: Executive Vice President and
                                      Chief Financial Officer